Exhibit 10.3

FORM OF COMPANY SUPPORT & LOCK-UP AGREEMENT

THIS COMPANY SUPPORT & LOCK-UP AGREEMENT (this “Agreement”), dated as of [  ], 2025, is made by and among DevvStream Corp., an Alberta corporation (the “Company”),  Southern Energy Renewables Inc., a Louisiana corporation (“Southern”), and the individual or entity whose name appears in the signature block to this Agreement (the “Core Company Securityholder”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, the Company, Southern and Sierra Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger SubCo”) are entering into an Agreement and Plan of Merger (the “Merger Agreement”) providing for, among other things, (i) the corporate migration of the Company from the Province of Alberta to the State of Delaware and (ii) the merging of Merger SubCo with and into Southern with Southern surviving the merger as the Surviving Corporation (as further described in the Merger Agreement, the “Merger”);

WHEREAS, as a condition and inducement to Southern entering into the Merger Agreement, Southern has required that the Core Company Securityholders (as defined in the Merger Agreement) agree, and each Core Company Securityholder has agreed, to enter into this Agreement and abide by and perform the covenants and obligations with respect to the Core Company Securityholder’s Covered Shares.

WHEREAS, the Boards of the Company, Merger SubCo and Southern have authorized the entering into of the Merger Agreement and the Ancillary Documents and approved the execution and delivery of this Agreement in connection therewith, understanding that the execution and delivery of this Agreement by the Core Company Securityholders, is a material inducement and condition to the Company’s, Merger SubCo’s and Southern’s willingness to enter into the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1
GENERAL

Section 1.01.       Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement. The following capitalized terms, as used in this Agreement, shall have the following meanings:

“Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act. The terms “Beneficially Own,” “Beneficially Owned” and “Beneficial Owner” shall each have a correlative meaning.

“Covered Shares” means, with respect to the Core Company Securityholder, (i) the Existing Shares, (ii) any Company Securities that such Core Company Securityholder acquires Beneficial Ownership of on or after the date hereof, including any Post-Domestication Company Common Shares received by such Core Company Securityholder in the Transactions, (iii) any options, restricted stock units, warrants or other securities or rights which are convertible into or exercisable or exchangeable for Company Securities that such specified Core Company Securityholder acquires Beneficial Ownership of on or after the date hereof, and (iv) all securities issued in respect of the foregoing, including by dividend, distribution, reclassification, recapitalization, reorganization, split, reverse split, subdivision, combination, substitution, exchange, conversion or merger.

“Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement). The term “Encumber” shall have a correlative meaning.

“Existing Shares” means (i) all Company Securities Beneficially Owned by the Core Company Securityholder on the date hereof, and (ii) all options, restricted stock units, warrants or other securities or  rights that are convertible into or exchangeable or exercisable for any Company Securities that are Beneficially Owned by the Core Company Securityholder on the date hereof. The Core Company Securityholder’s Existing Shares are set forth on Schedule 1 of this Agreement.

“Expiration Time” means the earliest to occur of (a) the first date on which the Lock-up Period has expired and (b) such date and time as the Merger Agreement shall be terminated in accordance with Section 10.1 thereof.

“Permitted Transfer” means a Transfer of Covered Shares (a) in the case of an entity, to such entity’s officers or directors or controlling shareholders or to any affiliate or family member of such entity or its officers or directors or controlling shareholders; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; or (e) in the case of the Core Company Securityholder, with the prior written consent of Southern, such consent not to be unreasonably withheld; provided, however, that all such permitted transferees must enter into a written agreement with the parties hereto agreeing to be bound by the terms of this Agreement as if an original party hereto and if such written agreement is not executed and delivered to the Company and Southern, such Transfer shall not be a Permitted Transfer hereunder.

“Transfer” means, directly or indirectly, to sell, transfer, gift, assign, pledge, Encumber, hypothecate, hedge or similarly dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, gift, assignment, pledge, Encumbrance, hypothecation, hedge or similar disposition of (including by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise).

“Transaction Documents” means the Merger Agreement and the Ancillary Documents.

ARTICLE 2
VOTING

Section 2.01.        Agreement to Vote.

(a)         The Core Company Securityholder hereby irrevocably and unconditionally agrees that during the period between the execution of this Agreement and the earlier of (i) the termination of the Merger Agreement in accordance with its terms and (ii) the Closing, at any meeting of the Company Securityholders, however called, including any adjournment or postponement thereof, and in connection with any written consent of shareholders of the Company, the Core Company Securityholder shall, in each case to the fullest extent that the Covered Shares of the Core Company Securityholder are entitled to vote thereon or consent thereto:

(i)          appear at each such meeting or otherwise cause such Covered Shares to be counted as present thereat for purposes of calculating a quorum, or respond to the request by the Company for written consent, as applicable; and

(ii)         vote (or cause to be voted), in person or by proxy, or by written consent, as applicable, all of such Covered Shares (A) in favor of (1) the adoption and approval of the Transaction Documents and the Transactions and approval of any other matters necessary or reasonably requested by the Company and Southern in connection therewith, and (2) any proposal to adjourn or postpone any meeting of the shareholders of the Company at which any of the foregoing matters are submitted for consideration and vote of the shareholders of the Company to a later date if there are not a quorum or sufficient votes for approval of such matters on the date on which the meeting is held to vote upon any of the foregoing matters; (B) if a shareholder vote is required or requested with respect thereto, against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Transaction Documents, or of the Core Company Securityholder contained in this Agreement; and (C) if a shareholder vote is required or requested with respect thereto, against (1) any Acquisition Proposal or other proposal that competes with the Transactions or involves any Alternative Transaction or other transaction or business combination with a Person other than Southern or its Affiliates that is required or permitted to be submitted to a vote of the Company Securityholders, (2) any other action, agreement or transaction involving the Company or any of its Affiliates that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Transactions, or this Agreement or the performance by the Company or Merger SubCo of its obligations under the any Transaction Document or by the Core Company Securityholder of its obligations under this Agreement and (3) any proposal, action or agreement that would change in any manner the dividend policy or capitalization of, including the voting rights of, any class of capital stock or other securities of the Company (other than, in the case of this clause (3), pursuant to the Merger Agreement or the Ancillary Documents and the Transactions).

(b)        The Core Company Securityholder hereby (i) waives, and agrees not to exercise or assert, any dissent, appraisal or similar rights in connection with the Transactions and (ii) agrees (A) not to commence or participate in, and (B) to take all actions necessary to opt out of, any class action with respect to, any claim, derivative or otherwise, against the Company or any of its Affiliates relating to the negotiation, execution or delivery of this Agreement, the Transaction Documents or the consummation of the Transactions including any claim (1) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (2) alleging a breach of any fiduciary duty of the Board of the Company in connection with this Agreement, the Transaction Documents or the Transactions.

(c)       The obligations of the Core Company Securityholder specified in this Section 2.01 shall apply whether or not (i) the Transactions, the Merger Agreement or any action described above is recommended by the Board of the Company (or any committee thereof) or (ii) the Company Board has previously recommended the Transactions, the Merger Agreement, or any action described above and subsequently withdrawn or otherwise changed such recommendation.

Section 2.02.       No Inconsistent Agreements. The Core Company Securityholder hereby covenants and agrees that, except for this Agreement (a) it has not entered into, and shall not enter into at any time prior to the Effective Time, any voting agreement or voting trust with respect to the Covered Shares of the Core Company Securityholder, (b) it has not granted, and shall not grant at any time prior to the Effective Time, a proxy (except pursuant to Section 2.03 or pursuant to any proxy in form and substance reasonably satisfactory to Southern and Company delivered to the Company, directing that the Covered Shares of the Core Company Securityholder be voted in accordance with Section 2.01), consent or power of attorney with respect to the Covered Shares of the Core Company Securityholder and (c) has not taken and shall not knowingly take any action that would make any representation or warranty of the Core Company Securityholder contained herein untrue or incorrect or have the effect of preventing or disabling the Core Company Securityholder from performing any of its covenants or obligations under this Agreement; provided, however, that this Section 2.02 shall not preclude the Core Company Securityholder from Transferring Covered Shares pursuant to a Permitted Transfer or taking any action permitted under the last sentence of Section 4.01(a) (subject in each case to the express terms of this Agreement). The Core Company Securityholder hereby represents that all proxies, powers of attorney, instructions or other requests given by the Core Company Securityholder prior to the execution of this Agreement in respect of the voting of the Covered Shares of the Core Company Securityholder, if any, are not irrevocable and the Core Company Securityholder hereby revokes (and shall cause to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to the Core Company Securityholder’s Covered Shares.

Section 2.03.       Proxy. The Core Company Securityholder hereby irrevocably appoints as its proxy and attorney-in-fact, the Company and any Person designated in writing by the Company, each of them individually, with full power of substitution and resubstitution, until the termination of this Agreement, to vote the Covered Shares Beneficially Owned by the Core Company Securityholder in accordance with Section 2.01 in connection with any vote of the Company Securityholders in respect of any of the matters described in Section 2.01; provided, however, that the Core Company Securityholder’s grant of the proxy contemplated by this Section 2.03 shall be effective if, and only if, the Core Company Securityholder fails to vote such Covered Shares (or grant a consent or approval, as applicable) in accordance with Section 2.01. This proxy, if it becomes effective, is coupled with an interest, is given as an additional inducement of the Company and Southern to enter into the Merger Agreement and shall be irrevocable prior to the Effective Time, at which time any such proxy shall terminate and be released. Neither the Company, Southern nor any Person may exercise this proxy on any matter, or in circumstance, except as provided above.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

The Core Company Securityholder hereby represents and warrants to Southern and the Company as to, and only as to, the Core Company Securityholder as follows:

Section 3.01.    Authorization; Validity of Agreement. If the Core Company Securityholder is not an individual, the Core Company Securityholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Core Company Securityholder has the requisite capacity and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized (to the extent authorization is required), executed and delivered by the Core Company Securityholder and, assuming this Agreement constitutes a valid and binding obligation of Southern and the Company, constitutes a legal, valid and binding obligation of the Core Company Securityholder, enforceable against the Core Company Securityholder in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity). If the Core Company Securityholder is married and the Core Company Securityholder’s Covered Shares constitute community property under applicable Law, a spousal consent in substantially the form attached hereto as Exhibit A has been duly executed and delivered by, and constitutes the valid and binding agreement of, the Core Company Securityholder’s spouse (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

Section 3.02.      Ownership. Except as otherwise set forth on Schedule 1, unless Transferred pursuant to a Permitted Transfer, (a) the Existing Shares, if any, are, and all of the Covered Shares Beneficially Owned by the Core Company Securityholder on the date hereof, (b) from the date hereof through and at the Effective Time, the Existing Shares will be Beneficially Owned by the Core Company Securityholder, and (c) the Core Company Securityholder has good and valid title to Existing Shares, if any, free and clear of any Encumbrances other than pursuant to this Agreement, or under applicable federal, provincial or state securities Laws. The Core Company Securityholder has and will have at all times through the Effective Time sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Article 2, and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Core Company Securityholder’s Existing Shares, except with respect to any Existing Shares that are Transferred pursuant to a Permitted Transfer.

Section 3.03.     No Violation. The execution and delivery of this Agreement by the Core Company Securityholder does not, and the performance by the Core Company Securityholder of its obligations under this Agreement will not, (a) conflict with or violate any applicable Law or, if applicable, any certificate, notice of articles or articles of incorporation, as applicable, or bylaws or other equivalent organizational documents of the Core Company Securityholder, or (b) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance upon any of the properties or assets (including any Covered Shares), of the Core Company Securityholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Core Company Securityholder is a party or by which the Core Company Securityholder or any of its, his or her properties or assets may be bound, except in each case as would not prevent or delay consummation of the Merger and the other Transactions or impair the ability of the Core Company Securityholder to perform its, his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

Section 3.04.       Consents and Approvals. The execution and delivery of this Agreement by the Core Company Securityholder does not, and the performance by the Core Company Securityholder of its, his or her obligations under this Agreement and the consummation by the Core Company Securityholder of the transactions contemplated hereby will not, require the Core Company Securityholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Person.

Section 3.05.       Absence of Litigation. As of the date hereof, there is no litigation, action, suit or proceeding pending or, to the knowledge of the Core Company Securityholder, threatened against or affecting the Core Company Securityholder or any of its Affiliates before or by any Governmental Authority that would reasonably be expected to impair the ability of the Core Company Securityholder to perform its, his or her obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

Section 3.06.       Reliance by Company and Southern. The Core Company Securityholder understands and acknowledges that the Company and Southern are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by the Core Company Securityholder and the representations and warranties of the Core Company Securityholder contained herein. The Core Company Securityholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

Section 3.07.       Adequate Information. The Core Company Securityholder is a sophisticated holder with respect to the Covered Shares and has adequate information concerning the transactions contemplated by the Merger Agreement and concerning the business and financial condition of Southern and the Company to make an informed decision regarding the matters referred to herein and has independently, based on such information as the Core Company Securityholder has deemed appropriate, made the Core Company Securityholder’s own analysis and decision to enter into this Agreement.

ARTICLE 4
OTHER COVENANTS

Section 4.01.       Prohibition on Transfers; Other Actions.

(a)        The Core Company Securityholder agrees that, from the date hereof until the Effective Time (and without limitation of the provisions set forth in Section 4.01(b)), the Core Company Securityholder shall not (i) Transfer or permit the Transfer of the Core Company Securityholder’s Covered Shares, Beneficial Ownership thereof or any other interest therein unless (A) such Transfer is a Permitted Transfer effected in accordance with the terms of this Agreement, and (B) such Permitted Transfer would not violate, conflict with or otherwise have the effects described in clause (ii) or (iii) below; (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or would reasonably be expected to violate or conflict, or result in or give rise to a violation of, (A) the Core Company Securityholder’s representations, warranties, covenants and obligations under this Agreement or (B) Company’s or Merger SubCo’s representations, warranties, covenants or obligations under this Agreement or Ancillary Document; or (iii) take any action that is intended, or would reasonably be expected to, impede, interfere with, delay, postpone, adversely affect or restrict the Core Company Securityholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement or the Company’s or Merger SubCo’s covenants and obligations under any Transaction Document or the consummation of the Transaction. Any Transfer in violation of this provision shall be void ab initio. Until the earlier of the termination of the Merger Agreement in accordance with its terms and the Effective Time (and without limitation of the provisions set forth in Section 4.01(b)), the Core Company Securityholder (x) shall not request that the Company register the Transfer (book-entry or otherwise) of any of the Core Company Securityholder’s Covered Shares or any certificate in respect thereof and (y) hereby consents to the entry of stop transfer instructions by the Company with respect to any Transfer of the Core Company Securityholder’s Covered Shares, unless, in each case, such Transfer is a Permitted Transfer effected in accordance with the terms of this Agreement. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement shall require any action, or restrict the Core Company Securityholder, with respect to any Covered Shares subject to any pledge or security interest in effect as of the date hereof as set forth on Schedule 1 to the extent such action or restriction is inconsistent with the terms of such pledge or security interest; provided that, unless and until there is a bona fide foreclosure with respect to such pledge or security interest, the Core Company Securityholder agrees that there are no terms of any such pledge or security interest that will prevent or impair the Core Company Securityholder from complying with any obligation, agreement or covenant set forth herein.

(b)        The Core Company Securityholder shall not Transfer, or permit any Transfer, of the Core Company Securityholder’s Covered Shares (unless such Transfer is a Permitted Transfer effected in accordance with the terms of this Agreement) until the earlier of (i) the date on which the registration statement registering the resale of the Southern Shares by the holders thereof is declared effective by the United States Securities and Exchange Commission, and (ii) the date on which the Company (or its successor) completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s (or such successor’s) shareholders having the right to exchange their securities for cash, securities or other property (the “Lock-up Period”).

Section 4.02.     Notice of Acquisitions. The Core Company Securityholder agrees to notify Southern and the Company as promptly as reasonably practicable of the number of any additional shares of the Company or other securities convertible into or exercisable or exchangeable for shares of the Company of which the Core Company Securityholder acquires Beneficial Ownership on or after the date hereof and prior to the Effective Time.

ARTICLE 5
MISCELLANEOUS

Section 5.01.       Termination. This Agreement shall remain in effect until the Expiration Time, at which time this Agreement shall terminate in its entirety and be of no further force or effect; provided, however, that any proxy granted hereunder shall be automatically and immediately terminated and released at the Effective Time. Neither the provisions of this Section 5.01 nor the termination of this Agreement shall (a) relieve any party hereto from any liability of such party to any other party incurred prior to such termination or expiration, (b) relieve any party hereto from any liability to any other party arising out of or in connection with any breach of this Agreement prior to such termination or expiration or fraud (c) terminate the obligations under Section 2.01(b).

Section 5.02.    No Agreement as Director or Officer. Notwithstanding any provision in this Agreement to the contrary, nothing in this Agreement shall (a) limit, restrict or otherwise affect the Core Company Securityholder or any Affiliate or Representative of the Core Company Securityholder in his or her capacity as a director or officer of the Company from acting (or not acting) in such capacity or voting in the capacity as a director in such person’s sole discretion on any matter, including in respect of the Merger Agreement, and no such actions or votes shall be deemed a breach of this Agreement, or (b) be construed to prohibit, limit or restrict the Core Company Securityholder or any Affiliates or Representatives of the Core Company Securityholder from exercising fiduciary duties as a director or officer of the Company solely in their capacity as such, and not acting in their capacity as a securityholder. Without limiting the foregoing, it is the intention of the parties that this Agreement shall apply to the Core Company Securityholder solely in the Core Company Securityholder’s capacity as a Company Securityholder.

Section 5.03.     No Ownership Interest. The Core Company Securityholder has agreed to enter into this Agreement and act in the manner specified in this Agreement for consideration. Except as expressly set forth in this Agreement, all rights and all ownership and economic benefits of and relating to the Core Company Securityholder’s Covered Shares shall remain vested in and belong to the Core Company Securityholder, and except as expressly set forth in this Agreement, nothing herein shall, or shall be construed to, grant the Company or Southern any power, sole or shared, to direct or control the voting or disposition of any of such Covered Shares.

Section 5.04.      Notices. All notices, requests, claims, demands and other communications hereunder shall be given (and shall be deemed to have been duly received if given) by hand delivery in writing, by facsimile transmission with confirmation of receipt, by email transmission with confirmation of receipt or by recognized overnight or international courier service, as follows:

if to Company:

DevvStream Holdings Inc.
2133-1177 West Hastings Street
Vancouver, BC V6E 2K3
Attention: Sunny Trinh
Email: sunny@devvstream.com

with a copy to (which shall not constitute notice):

Morrison & Foerster LLP
12531 High Bluff Drive
San Diego, CA 92130
Attention: Shai Kalansky
Email: skalansky@mofo.com

and with a copy (which will not constitute notice) to:

McMillan LLP
Royal Centre, Suite 1500
1055 West Georgia Street, PO Box 11117
Vancouver, British Columbia
Canada V6E 4N7
Attention: Mark Neighbor
Email: mark.neighbor@mcmillan.ca

and with a copy (which will not constitute notice) to:

Shumaker, Loop & Kendrick, LLP
101 East Kennedy Boulevard, Suite 2800
Tampa FL 33602
Attention: Julio C. Esquivel
jesquivel@shumaker.com

if to Southern:

201 Rue Beauregard, Suite 202
Lafayette, LA 70508
Attn: Majique Ladnier
Email: ml@glspv.com

with a copy to (which shall not constitute notice):

Paul Hastings LLP
200 Park Avenue
New York, New York 10166
Attention: Gil Savir
Email: gilsavir@paulhastings.com

and with a copy to (which will not constitute notice):

Stikeman Elliott LLP
5300 Commerce Court West
199 Bay Street
Toronto, Ontario, M5L 1B9, Canada
Attention: John Ciardullo; J.R. Laffin
Email: jciardullo@stikeman.com;
jrlaffin@stikeman.com

and if to the Core Company Securityholder, to the address set forth on Schedule 1,

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 5.05.      Interpretation. When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” shall not be exclusive. Whenever used in this Agreement, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

Section 5.06.     Counterparts. This Agreement may be executed in counterparts (which may be delivered by facsimile or other electronic transmission), each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same agreement.

Section 5.07.       Entire Agreement. This Agreement and, to the extent referenced herein, the Transaction Documents, together with the several agreements and other documents and instruments referred to herein or therein or attached hereto or thereto, constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter hereof and thereof. Except for the representations and warranties expressly contained in Article 3, the Core Company Securityholder makes no express or implied representation or warranty with respect to the Core Company Securityholder or the Covered Shares, or otherwise.

Section 5.08.       Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)          This Agreement shall be governed by, construed and enforced in accordance with the Laws of the Province of Alberta and the federal Laws applicable therein, without regard to any choice of law or conflict of laws principles thereof that would cause the application of the Law of any jurisdiction other than the Province of Alberta. Each Party irrevocably attorns and submits to the non-exclusive jurisdiction of the Alberta courts situated in the City of Calgary and waives objection to the venue of any proceeding in such court or that such court provides an inconvenient forum.

(b)         EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 5.09.       Amendment; Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 5.10.     Remedies. The parties hereto agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any provision of this Agreement were not performed in accordance with their specific terms hereof or were otherwise breached and that it is accordingly agreed that, prior to termination of this Agreement, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 5.11.     Severability. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of law or public policy in any jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and shall not be affected thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced in any jurisdiction, this Agreement will be reformed, construed and enforced in such jurisdiction so as to effect the original intent of the parties as closely as possible to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 5.12.      Successors and Assigns; Third Party Beneficiaries. Other than by the Core Company Securityholder to a transferee pursuant to a Permitted Transfer or any assignment, delegation or other transfer effected under the Merger Agreement, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective heirs, executors, personal legal representatives, successors and permitted assigns.  For the avoidance of doubt and without limiting Southern’s rights hereunder, Southern shall be a beneficiary of, and entitled to enforce, the rights of the Company under Section 2.03 (Proxy) to the extent not being enforced by the Company.

Section 5.13.       Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.14.      Non-Recourse. Notwithstanding anything to the contrary herein or in any other documents delivered pursuant hereto, (a) this Agreement may be enforced only against, and any claim based upon, arising out of or related to a breach of this Agreement by the Core Company Securityholder may be made only against, the Core Company Securityholder (or in each case its Permitted Transferees), and (b) none of the Core Company Securityholder or its Affiliates shall have any liability for any liabilities of the parties hereto for any such claims (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any oral representations made or alleged to be made in connection herewith (other than any such Permitted Transferee).

Section 5.15.     Acknowledgment of Counsel. Each party to this Agreement hereby (a) acknowledges that (i) Morrison & Foerster LLP, McMillan LLP and Shumaker, Loop & Kendrick LLP represent and serve as counsel for only the Company (and no other party to this Agreement) with respect to this Agreement, the Merger Agreement and the Transactions, (ii) Paul Hastings LLP and Stikeman Elliott LLP represent and serve as counsel for only Southern (and no other party to this Agreement) with respect to this Agreement, the Merger Agreement and the Transactions, and (iii) such party has either sought the advice of their own counsel or has had the opportunity to seek their own counsel and has chosen not to do so, (b) gives their informed consent to Morrison & Foerster LLP’s, McMillan LLP’s and Shumaker, Loop & Kendrick LLP’s representation of the Company in connection with this Agreement, the Merger Agreement and the Transactions, and (c) gives their informed consent to Paul Hastings LLP’s and Stikeman Elliott LLP’s representation of Southern in connection with this Agreement, the Merger Agreement and the Transactions.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

DEVVSTREAM CORP

By:
Name: Carl Stanton
Title: Executive Chairman

SOUTHERN ENERGY RENEWABLES INC., A LOUISIANA CORPORATION.

By:
Name: Jay Patel
Title: Chief Executive Officer

[Signature Page to Support & Lock-up Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

CORE COMPANY SECURITYHOLDER:

[____________]

By:
Name:
Title:

[Signature Page to Support & Lock-up Agreement]

Schedule 1

Name of Core Company Securityholder	Existing Shares	Address for Notice
[ ]	[ ]	[ ]

Exhibit A

Consent of Spouse

I, _____________________, spouse of [Name of Core Company Securityholder], have read and approved that certain Support and Lock-up Agreement (the “Agreement”), dated as of [          ], 2025, by and among DevvStream Corp. Inc., an Alberta corporation, Southern Energy Renewables Inc., a Louisiana corporation and the Core Company Securityholder. In consideration of the right of my spouse to participate in the transactions described in the Agreement, I hereby appoint my spouse as my attorney-in-fact in respect to the exercise of any rights under the Agreement insofar as I may have any rights under the community property laws of the [jurisdiction] or similar laws relating to marital property in effect in the [state / country] of our residence as of the date of the signing of the foregoing Agreement.

Dated: _____________________, 2025	By:
Name: